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                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated April 28, 2003, accompanying the consolidated financial statements of Stellent, Inc. included in the Annual Report on Form 10-K for the year ended March 31, 2003, incorporated by reference in the Registration Statement on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts".

                                                     /s/ GRANT THORNTON LLP




Minneapolis, Minnesota
February 4, 2004